UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information set forth in Item 7.01 below is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Quarter-to-date same store sales as of July 10, 2016 are -5.9%, consisting of -4.2% for North America and -8.6% for Europe. In addition, the Company currently expects Adjusted EBITDA to be between $37 million and $41 million for the 2016 fiscal second quarter compared to $59.9 million in the same quarter last year. Similarly, the Company expects to report operating income for the fiscal 2016 second quarter in the range of $25 to $29 million compared to $38.7 million in the fiscal 2015 second quarter. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates. These same store sales results and Adjusted EBITDA estimates are unaudited and should be considered preliminary and subject to change. A reconciliation of operating income to Adjusted EBITDA is shown below.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Millions)

	Three Months Ended July 30, 2016	Three Months Ended August 1, 2015	Six Months Ended July 30, 2016	Six Months Ended August 1, 2015
Operating income	$ 25–29	$ 38.7	$ 40–44	$ 57.7
Depreciation and amortization	13	15.6	28	30.2

Reported EBITDA	38–42	54.3	68–72	87.9
– stock compensation, book to cash rent, intangible amortization (a)	(1)	3.9	(2)	3.6
– management fee, consulting (b)	1	0.8	2	1.6
– other (c)	(1)	0.9	6	4.4

Adjusted EBITDA	$ 37–41	$ 59.9	$ 74–78	$ 97.5

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners.

c)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction related costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: July 11, 2016	By:	/s/ J. Per Brodin
J. Per Brodin Executive Vice President and Chief Financial Officer

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